Exhibit 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

October 26, 2012

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: Maxwell Resources, Inc.
SEC File No. 333-173972

On October 22, 2012 my appointment as auditor for Maxwell Resources, Inc. (formerly Mericol, Inc.) ceased. I have read Maxwell Resources, Inc.’s statements included under Item 4.01 of its Form 8-K dated October 22, 2012 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant